                         Securities Act of 1933 File No. ________
                         (If application to determine eligibility of trustee
                         for delayed offering pursuant to  Section 305 (b) (2))
- --------------------------------------------------------------------------------
    ------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                    PURSUANT TO SECTION 305(b)(2)___________
                               __________________

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
               (Exact name of trustee as specified in its charter)
                                   13-2633612
                     (I.R.S. Employer Identification Number)

                   1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                    (Address of principal executive offices)

                                      10081
                                   (Zip Code)
                                ________________

                                 DEERE & COMPANY
              (Exact  name of obligor as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   36-2382580
                      (I.R.S. Employer Identification No.)

                                 JOHN DEERE ROAD
                                MOLINE, ILLINOIS
                    (Address of principal executive offices)

                                      61265
                                   (Zip Code)
                       __________________________________
                             SENIOR DEBT SECURITIES
                       (TITLE OF THE INDENTURE SECURITIES)

- --------------------------------------------------------------------------------

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Board of Governors of The Federal Reserve System, Washington,
               D. C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility. *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan Bank
               (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. -- Copies of authorizations of The Chase Manhattan Bank (National
               Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
     *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1
               (Item 12(a)), Registration No. 33-28806.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
     *6. -- The  consents of United States institutional trustees required by
               Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
       7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


_________________________

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                               ___________________
                                       1.

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 14th day June, 1994.





                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)



                                        By: /s/ Mary Lewicki
                                           ------------------------------------
                                                Mary Lewicki
                                                Corporate Trust Officer



                                _________________
                                        2

                                    EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on March 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 02370           COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT

STATEMENT OF RESOURCES AND LIABILITIES


                                     ASSETS                                                     THOUSANDS
                                                                                               OF DOLLARS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . . $4,591,256
   Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5,173,036
Held-to-maturity  securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .547,237
Available-for-sale securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5,871,767
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries. and in IBFs:
   Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3,277,510
   Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . 40,431
Loans and lease financing receivables:
   Loans and leases. net of unearned income. . . . . . . . . . . . . . . . . . . . .$51,008,579
   LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . . .1,079,989
   LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . . . . .          0
                                                                                    -----------
Loans and leases, net of unearned income, allowance, and reserve . . . . . . . . . . . . . . . 49,928,590
Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,548,982
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . .1,626,241
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1,082,804
Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . . . 64,040
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . .799,111
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .359,509
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4,865,124
                                                                                              -----------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$93,775,638
                                                                                              -----------
                                                                                              -----------
                                   LIABILITIES
Deposits:
   In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$31,058,916
      Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$11,004,911
      Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20,054,005
                                                                                    -----------
   In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . 32,442,645
      Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,882,103
      Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29,560,542
                                                                                    -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries,and in IBF's:
   Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2,257,218
   Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . . . . 55,951
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . .500,000
Trading liablities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,215,151
Other borrowed money:
   With orignial maturity of one year of less. . . . . . . . . . . . . . . . . . . . . . . . . .2,318,773
   With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . . . . . .662,234
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . 41,168
Bank's liability on acceptances, executed and outstanding  . . . . . . . . . . . . . . . . . . . .809,183
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2,360,000
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4,643,166
                                                                                              -----------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$87,364,405
                                                                                              -----------
Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .0

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $911,914
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4,390,954
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1,123,632
Net unrealized loss on marketable equity securities. . . . . . . . . . . . . . . . . . . . . . . .(26,509)
Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . . . 11,242
                                                                                              -----------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6,411,233
                                                                                              -----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
   EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$93,775,638
                                                                                              -----------
                                                                                              -----------

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan       Directors
(Signed) Richard J. Boyle



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